UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

INTEGER HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following FAQ communication was sent to employees of Integer Holdings Corporation on August 3, 2026:

What was announced this morning by Integer and KKR?

•	Integer and KKR have entered into a definitive agreement under which an affiliate of investment funds managed by KKR will acquire Integer. This transaction is expected to close by the end of the year subject to the satisfaction of customary closing conditions, including approval by Integer stockholders and receipt of required regulatory approvals.

•	Integer stockholders, including associate stockholders, will receive $127 per share for each share of Integer common stock that they own.

•	We believe this transaction recognizes the strength of Integer’s business, which includes our dedicated associates, our differentiated engineering and manufacturing capabilities, and our long-term growth opportunities, while providing stockholders with immediate and certain value.

Who is KKR and what do they do?

•	KKR is a leading and well-respected global investment firm with a 50-year history of partnering with companies to support growth, innovation, and long-term value creation.

•	KKR is investing in Integer out of their core private equity fund, which is their long-term investment strategy that has an 8-10 year holding period (or longer). This indicates KKR’s deep conviction in the long-term success of our business.

•	We believe Integer will benefit from KKR’s perspective, investment expertise, and commitment to supporting our continued growth initiatives and delivering excellence for our customers and the patients who depend on the products we help bring to market.

Why is Integer being acquired at this time?

•	As we shared in April 2026, the Board initiated a comprehensive review of opportunities to ensure Integer is best positioned for continued success and to maximize stockholder value.

•	Through that process, they determined that becoming a KKR portfolio company is the best path forward.

•	This transaction is a testament to the dedication and commitment of our talented team and the exceptional business we have built together.

What information can I share about the transaction?

•	If you are asked about the transaction by anyone outside the company, you may only reiterate information that Integer has already disclosed publicly. You should not speculate or offer opinions.

•	As a reminder, if you receive any inquiries from the media, please forward them to Misty Tippen at misty.tippen@integer.net. Please forward any inquiries you may receive from investors, analysts or other outside parties to Kristen Stewart at kristen.stewart@integer.net.

•	With respect to social media, associates may repost or “like” information shared by the official company social media accounts but should refrain from creating new content about the transaction or commenting about the transaction.

Can we start working with KKR now or otherwise reach out to KKR associates/leaders?

•	Outside of formal integration planning teams, Integer associates should not engage with associates at KKR while the transaction is pending.

•	If KKR’s associate(s) contacts you, outside of approved integration planning workstreams, please redirect them to your manager.

How will Integer notify our customers, suppliers, and business partners?

•	We will be contacting key customers and suppliers to notify them about the transaction.

What does the acquisition mean for my role in the near-term? Will anything change between now and acquisition close?

•	There are no immediate changes in your day-to-day work; it is business as usual.

•	You will continue to report to your current manager. There are no changes to our organizational structure or roles as a result of this announcement.

•	As the transition period progresses, we will continue to share further updates with you as appropriate.

•	We ask for your support and continue focusing on executing the business priorities of your department. Continue doing what we do best: advancing our customers’ goals through industry-leading engineering and manufacturing, with relentless commitment to quality, service, and innovation. We will have a small, dedicated team focused on transition planning to minimize any distraction from our day-to-day and ensure a smooth and successful process.

What does the acquisition mean for my role in the long-term? Will there be layoffs? When will I know if my job is safe?

•	KKR recognizes that our talented and dedicated associates are the core foundation of Integer and critical to our success and future growth. They are excited to welcome our team and partner with us to build on our strong track record of performance.

•	Over the coming months, our teams will work together to ensure a smooth transition. During this period, our focus remains on serving our customers and continuing to execute our strategy.

I am a hiring manager and have an open position on my team. Should I still fill this position?

•	Hiring will continue for priority roles. Please review any openings with your manager for further direction.

What will happen to Integer compensation and benefits (medical, paid time off, etc.)?

•	We do not expect any changes to Integer’s compensation or benefits programs, including medical benefits and paid time off, as a result of the transaction as we continue to operate as an independent publicly traded company. These programs will continue as they do today, and associates should continue to access and use their benefits as usual.

What will happen to Integer’s Short-Term Incentives?

•	We do not expect any changes to Integer’s Short-Term Incentive Program as a result of the transaction. The existing structure and performance goals will remain in place.

•	Associates should remain focused on delivering against our 2026 goals, supporting our customers and building on Integer’s strong momentum.

What will happen to my Integer Equity Awards?

•	Any Integer restricted stock units, or performance stock units that are vested as of the time the transaction closes (including any such awards that vest in connection with the closing of the transaction) will be cashed out for the merger consideration of $127 per share.

•	With respect to any Integer restricted stock units that are unvested as of the time the transaction closes, (a) 50% of such restricted stock units (assessed on a tranche-by-tranche basis) will be cashed out for the merger consideration of $127 per share and (b) the remaining 50% of such restricted stock units will be converted into a cash award based on the per share merger consideration that will continue to vest on the original vesting schedule relating to such restricted stock units, subject to continued service.

•	With respect to any Integer performance stock units that are unvested as of the time the transaction closes, any applicable performance conditions will be deemed satisfied based on the greater of (a) target performance and (b) actual performance through the closing of the transaction, and 50% of such performance stock units will be cashed out for the merger consideration of $127 per share. The remaining 50% of such performance stock units will be converted into a cash award based on the per share merger consideration and will vest on the original vesting schedule of such performance stock units, subject to continued service (but without regard to any performance conditions).

Will KKR be launching a broad-based employee ownership program at Integer?

•	Yes, KKR intends to launch a broad-based employee ownership program at Integer, and they will be working with the Integer management team to roll this out.

•	KKR’s broad-based employee ownership programs involve creating ownership cultures and enable every employee in the company to participate in the benefits of equity ownership.

•	We look forward to sharing more details about the program in the future.

Will I be kept informed as the acquisition progresses?

•	As the transaction progresses, we will continue to share further updates with you as appropriate.

What happens between now and close?

•	Integer will continue to operate as an independent publicly traded company until the transaction closes. It is business as usual and day-to-day interactions are unchanged, and we do not expect any disruptions to our operations.

What if I have additional questions or concerns?

•	We recognize that there may be uncertainty as this process moves forward. We encourage you to share any questions or concerns with your manager or HR partner.

•	While we may not have all the answers immediately, we are committed to keeping associates informed throughout this process and providing updates as soon as appropriate.

What should I do if I’m contacted by the media or investors about the transaction?

•	If you receive inquiries from the media, please forward them to Misty Tippen at misty.tippen@integer.net.

•	Please forward any inquiries you may receive from investors, analysts or other outside parties to Kristen Stewart at kristen.stewart@integer.net.

References to “Integer,” “we,” “us,” “our” and the “Company” mean Integer Holdings Corporation and its subsidiaries, unless the context indicates otherwise.

Forward-Looking Statements

Some of the statements contained in this communication and other written and oral statements made from time to time by us and our representatives are not statements of historical or current fact. As such, they are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations, and these statements are subject to known and unknown risks, uncertainties and assumptions. Forward-looking statements include, but are not limited to, statements relating to: the anticipated benefits and strategic rationale of the Transaction (as defined below), including the strength of the Company’s business and its long-term growth opportunities; the expectation that the Transaction will provide stockholders with immediate and certain value; the Buyer’s (as defined below) suitability as a strategic partner in light of its healthcare expertise and long-term vision; and the Company’s intention to continue investing in its associates and capabilities. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “forecast,” “outlook,” “assume,” “potential” or “continue” or variations or the negative counterparts of these terms or other comparable terminology. These statements are only predictions and are no guarantee of future performance, and investors should not place undue reliance on forward-looking statements as predictive of future results. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary factors and to others contained throughout this communication.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the transactions contemplated by the Agreement and Plan of Merger, by and among the Company, Armstrong Parent, Inc. (“Buyer”) and Armstrong Bidco, Inc. (the “Transaction”). All such forward-looking statements are based upon current plans, estimates, expectations, opportunities and ambitions that are subject to risks, uncertainties, assumptions, and other important factors, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that the Company’s stockholders may not approve the Transaction; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, stockholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the Transaction that could be instituted against the Company or its directors and/or officers; the risk associated with third-party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; significant costs, or expenses incurred in connection with the Transaction; the Buyer’s ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; certain restrictions contained in the Agreement and Plan of Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk of various events that could disrupt operations, including pandemics, epidemics or other public health crises or severe weather (such as droughts, floods, avalanches and earthquakes), cybersecurity attacks, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of the Company’s control. All such factors are difficult to predict and are beyond our control, including those detailed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the Securities Exchange Commission (the “SEC”) on February 23, 2026 (the “Form 10-K”), quarterly reports on Form 10-Q and other documents subsequently filed by the Company with the SEC. The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Other unpredictable or factors not discussed in this communication could also have material adverse effects on forward-looking statements. The Company does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the Transaction, the Company will file with the SEC a proxy statement on Schedule 14A. The definitive proxy statement will be sent to the stockholders of the Company seeking their approval of the Transaction and other related matters.

BEFORE MAKING ANY INVESTMENT OR VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT ON SCHEDULE 14A WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the proxy statement, and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov. Copies of documents filed with the SEC by the Company will be made available free of charge by accessing the Company’s website at https://investor.integer.net/financial-information/sec-filings/default.aspx or by contacting the Company via email by sending a message to ir@integer.net.

Participants in the Solicitation

The Company, Buyer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction under the rules of the SEC. Information about the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant material related to the Transaction, which will be filed with the SEC when they become available, and may be found in the Company’s definitive proxy statement in connection with its 2026 Annual Meeting of Stockholders, as filed with the SEC on April 6, 2026 (the “2026 Proxy Statement”), and in the Form 10-K, and subsequently filed statements of beneficial ownership on Form 4. Information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in the Form 10-K, and in the sections entitled “Corporate Governance and Board Matters,” and “Security Ownership of Certain Beneficial Owners and Management,” included in the 2026 Proxy Statement. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the SEC’s website at www.sec.gov.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.